                                                                   Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Forms S-3) and related Prospectus of Graham-Field Health Products, Inc. for the registration of 313,887 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

Melville, New York
April 8, 1997